Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-90649 on Form N-1A of our reports dated December 15, 2022, relating to the financial statements and financial highlights of Fidelity SAI Sustainable International Equity Fund, Fidelity SAI International SMA Completion Fund, and Fidelity Sustainable International Equity Fund, our report dated December 16, 2022, relating to the financial statements and financial highlights of Fidelity SAI Sustainable Emerging Markets Equity Fund, and our reports dated December 19, 2022, relating to the financial statements and financial highlights of Fidelity Series Emerging Markets Fund, Fidelity Series Emerging Markets Opportunities Fund, Fidelity Series International Small Cap Fund, Fidelity Series Overseas Fund, and Fidelity Series International Value Fund, each a fund of Fidelity Investment Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2022, and to the references to us under the headings “Financial Highlights ” in the Prospectuses and “Independent Registered Public Accounting Firm ” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

December 21, 2022